As filed with the Securities and Exchange Commission on February 18, 2014
                         Registration No.333-192228
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                THREE FORKS, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         COLORADO                         1381                   45-4915308
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


 555 ELDORADO BLVD., SUITE 100, BROOMFIELD, COLORADO 80021/ PHONE (303)404-2160
 ------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


             W. EDWARD NICHOLS, CHIEF EXECUTIVE OFFICER AND DIRECTOR
 555 ELDORADO BLVD., SUITE 100, BROOMFIELD, COLORADO 80021/ PHONE (303)404-2160
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

--------------------------- -----------  -------------------------- ------------
Large accelerated filer       [___]      Accelerated filer              [___]
--------------------------- -----------  -------------------------- ------------
Non-accelerated filer         [___]      Smaller reporting company      [_X_]
(Do not check if a smaller
 reporting company)
--------------------------- -----------  -------------------------- ------------

                                          CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE      AGGREGATE OFFERING       REGISTRATION
                                                                                   PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling          3,637,028                $1.50                   $5,455,542              $702.67 (2)
Shareholders

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)  The Registration Fee of $702.67 was paid in November 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

Three Forks, Inc. (the "Company") is filing this Amendment to its Registration Statement on S-1/A filed with the Securities and Exchange Commission on January 31, 2014 for the sole purpose of updating Item 12 - Incorporation of Certain Information by Reference and Item 16 - Financial Statements and Exhibits, specifically to include changes to Exhibit 10.18.

This Amendment does not reflect events occurring after the original filing on January 31, 2014, except as noted above. Except for the foregoing amended information, this S-1/A continues to speak as of the date of original filing on January 31, 2014 and the Company has not otherwise updated disclosures contained therein or herein to reflect events that occurred at a later date.

                                      TABLE OF CONTENTS

========================== =================================================== =============
PART I -  INFORMATION
REQUIRED IN PROSPECTUS                                                           Page No.
-------------------------- --------------------------------------------------- -------------
ITEM 12.                   Incorporation of Certain Information by Reference        2
-------------------------- --------------------------------------------------- -------------
PART II - INFORMATION NOT
REQUIRED IN PROSPECTUS
-------------------------- --------------------------------------------------- -------------
ITEM 13.                   Other Expenses of Issuance and Distribution              4
-------------------------- --------------------------------------------------- -------------
ITEM 14.                   Indemnification of Directors and Officers                4
-------------------------- --------------------------------------------------- -------------
ITEM 15.                   Recent Sales of Unregistered Securities                  5
-------------------------- --------------------------------------------------- -------------
ITEM 16.                   Exhibits and Financial Statement Schedules              13
-------------------------- --------------------------------------------------- -------------
ITEM 17.                   Undertakings                                            15
-------------------------- --------------------------------------------------- -------------
                           Signatures                                              16
-------------------------- --------------------------------------------------- -------------


ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
----------------------------------------------------------

-------------- ------------------------------------------------------------------------ ---------------------------
 EXHIBIT NO.                                 DESCRIPTION
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).1         Articles of Incorporation of Three Forks, Inc. - 3/28/12                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).2         Articles of Organization of Three Forks No. 1, LLC - 11/8/2012           (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).3         Articles of Incorporation of Three Forks Operating Company, Inc. -       (1)
               1/2/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).4         Articles of Amendment - Name Change to TFI Operating Company, Inc. -     (1)
               2/8/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).5         Articles of Organization of Three Forks LLC No. 2 - 12/4/2013            (2)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).1        Bylaws of Three Forks, Inc.                                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).2        Bylaws of TFI Operating Company (fka Three Forks Operating Company,      (1)
               Inc.)
-------------- ------------------------------------------------------------------------ ---------------------------
5.1            Opinion re: Legality                                                     (2)
-------------- ------------------------------------------------------------------------ ---------------------------
10.1           Employment Agreement, Donald Walford                                     (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.2           Amendment to Employment Agreement, Donald Walford                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.3           Consulting Agreement with W. Edward Nichols                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.4           Amendment to Consulting Agreement with W. Edward Nichols                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.5           Employment Agreement, Charles Pollard                                    (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.6           Operating Agreement of Three Forks No. 1, LLC                            (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.7           Amendment to Operating Agreement of Three Forks No. 1, LLC               (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.8           Certificate of Designation of Class A Convertible Preferred Stock        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.9           Stock Option Plan                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.10          Farmout Agreement                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.11          Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12   (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.12          Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three         (2)
               Forks, Inc. 2/27/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.13          Blue Quail, Ltd. Participation Agreement 4/8/13                          (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.14          1st Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc. 4/30/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.15          2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------

                                      -2-

10.16          3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.17          4th Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.18          Form of Convertible Promissory Note & Mortgage, Security and Pledge      (4)
               Agreement
-------------- ------------------------------------------------------------------------ ---------------------------
10.19          Operating Agreement of Three Forks LLC No. 2                             (2)
-------------- ------------------------------------------------------------------------ ---------------------------
23.1           Consent of Attorney                                                      (2)
-------------- ------------------------------------------------------------------------ ---------------------------
23.2           Consent of Independent Registered Public Accounting Firm                 Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.1           Archer County, Texas picture, page 26                                    (2)
-------------- ------------------------------------------------------------------------ ---------------------------
99.2           Pink Project, Pottawatamie County, Oklahoma picture, page 27             (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.INS        XBRL Instance Document                                                   (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.SCH        XBRL Taxonomy Extension Schema Document                                  (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.CAL        XBRL Taxonomy Extension Calculation Linkbase Document                    (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.DEF        XBRL Taxonomy Extension Definition Linkbase Document                     (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.LAB        XBRL Taxonomy Extension Label Linkbase Document                          (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.PRE        XBRL Taxonomy Extension Presentation Linkbase Document                   (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------

(1) Incorporated by reference from the exhibits included in the Company's Form 10-12g/A filed with the Securities and Exchange Commission (www.sec.gov), filed October 29, 2013.

(2)  Incorporated by reference from the exhibits  included in the Company's Form
     10-12G/A  No.  2  filed  with  the  Securities   and  Exchange   Commission
     (www.sec.gov), filed January 31, 2014.

(3) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

(4)  Incorporated by reference from the exhibits  included in the Company's Form
     10-12G/A  No.  3  filed  with  the  Securities   and  Exchange   Commission
     (www.sec.gov), filed February 18, 2014.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= ==============
                  EXPENDITURE ITEM                                    AMOUNT
----------------------------------------------------------------- --------------
Attorney Fees                                                           $13,000
----------------------------------------------------------------- --------------
Audit Fees                                                               $7,500
----------------------------------------------------------------- --------------
Transfer Agent Fees                                                      $2,000
----------------------------------------------------------------- --------------
SEC Registration and Blue Sky Registration fees (estimated)              $1,000
----------------------------------------------------------------- --------------
Printing Costs and Miscellaneous Expenses (estimated)                    $1,500
                                                                         ------
----------------------------------------------------------------- --------------
TOTAL                                                                   $25,000
================================================================= ==============

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and the bylaws.

Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Colorado law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

We have sold securities since inception (March 28, 2012) without registering the securities under the Securities Act of 1933 as shown in the following tables:

SHARES ISSUED FOR PRIVATE OFFERINGS

Since our inception in March 2012 through June 2012, we have shares of our common stock at a price of $0.01 per share in exchange for cash to the individuals and the amounts set forth below.

    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

           5,000              $    50           Melvin & Judith Einsidler
          20,000              $   200           William C. Gascoigne
           5,000              $    50           Robert Bradley
           5,500              $    55           Donald Einsidler
         100,000              $ 1,000           Jacobs Enterprises, Ltd
          45,000              $   450           Robert W. Simmons
          10,000              $   100           Robert Reynolds
          11,000              $   110           Richard Davis
          30,000              $   300           Dennis Kaboth
           7,500              $    75           Jeremy Isaacs
           2,500              $    25           David & Lois Einsidler
          16,500              $   165           Barry Isaacs
           5,500              $    55           Risa Einsidler
         137,000              $ 1,370           Bruce Theuerkauf
          19,500              $   195           Ralph T. Meloro, Trustee of
                                                the Lisa B. Meloro Irrevocable
                                                Trust
          40,000              $   400           Dennis Noel
          60,000              $   600           Donald S.  Heauser
          30,000              $   300           Eric Hample
         150,000              $ 1,500           Dennis and MaryJo  Gabriel
           2,215              $    22           Diane Leeds Einsidler
          10,000              $   100           Vladimir & Glida Scerbo
         160,000              $ 1,600           Robert Scerbo
           2,500              $    25           Marc & Caryn Schneider
           5,500              $    55           Charles Ras
          50,000              $   500           James Ford
           5,000              $    50           John Phelps
          21,000              $   210           Sean Fleming
          75,000              $   750           Neilson Family Trust
         150,000              $ 1,500           Michael McNally
           2,500              $    25           Joseph G. Hoenigmann
           2,500              $    25           Christopher Pesce




                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

         100,000              $ 1,000           Clarene O Hample Revocable
                                                Trust, Brent Hample Trustee
           7,500              $    75           Leah & Greg Isaacs
          67,000              $   670           Joan M. Jacobson
          17,000              $   170           Christian Farr
          20,000              $   200           John Cooper
          25,000              $   250           Steve Remmert
          25,000              $   250           Gerald Smart Trust
           6,500              $    65           Michael Einsidler
          16,667              $   167           Alexander Biggs
          16,667              $   167           Thomas B. Biggs
           7,000              $    70           Leland Beckley
           7,000              $    70           Byron Beckley
           7,000              $    70           Trenton Toftoy
          10,000              $   100           James Iverson
         100,000              $ 1,000           Robert & Cynthia Toftoy
          25,000              $   250           Joel Ripmaster
           7,000              $    70           Patricia Nauman
           3,500              $    35           Ralph Toftoy
           5,000              $    50           Monica Sherman
          40,000              $   400           Richard Rinella
           5,000              $    50           Bernard Rinella
          17,000              $   170           Breff Leasing
           7,000              $    70           Underhill Trucking -
          25,000              $   250           Gerald Smart Trust
         200,000              $ 2,000           Henry Moxely
          10,000              $   100           Nicole Saunders
          10,000              $   100           Glenda Weiss
           3,200              $    32           Terry Jacobson
          38,000              $   380           Tom Ness
           5,000              $    50           John Bryan
          25,000              $   250           Robert & Donna Wittenauer
          25,000              $   250           Donna Wittenauer FBO LK Latimer
           5,000              $    50           Timothy Scott
          10,000              $   100           Patrick J. Donovan
          25,000              $   250           Mihcael Pryblo
         100,000              $ 1,000           Adelaide Biggs
          15,000              $   150           George Biggs
          15,000              $   150           Marcia Biggs
          15,000              $   150           Adelaide Andrews
           4,000              $    40           Amanda Germany
          40,000              $   400           Paul Dragul
           6,250              $    63           Daniel and Lesli Underhill
           2,500              $    25           Stephen Cohen
           3,400              $    34           Ron Anderson
          60,000              $   600           Cracked Crab LLC
           7,500              $    75           Jeff Rosenberg
          40,000              $   400           Glenda Weiss
          50,000              $   500           Christopher Jacobs
           2,500              $    25           Joseph Willen
          35,000              $   350           Paul Dragul
          40,000              $   400           Steward Mosko

          25,000              $   250           Gary Walford
          50,000              $   500           Brian Remington
          10,000              $   100           Daniel Rainey
          50,000              $   500           E. Dean Davis
          25,000              $   250           Lawson Farmer
          25,000              $   250           Cain Griffin Group, LLc
           6,000              $    60           Charles W. Jones
           4,000              $    40           FNB Griffin custodian for
                                                Individual IRA Charles W. Jones
           2,500              $    25           Edward Vitko
           2,500              $    25           Mike Vitko
          11,667              $   117           Robert & Cynthia Toftoy
             500              $     5           Marla Alstadt
             250              $     3           Gary Lee Young


From July 2012 through October 2012, we have shares of our common stock at a price of $1.00 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

           8,000           $    8,000           Robert & Cynthia Toftoy
          15,000           $   15,000           Bruce Theuerkauf Jr.
          50,000           $   50,000           James Ford
           1,000           $    1,000           Brian Hassett
          25,000           $   25,000           Willie Love
          15,000           $   15,000           Robert Reynolds
         100,000           $  100,000           Edward Vitko
          10,000           $   10,000           Caryn & Marc Schneider
           1,000           $    1,000           Diane Leeds Einsidler
           4,876           $    4,876           Bruce Molloy FBO Mariana Molloy
           6,000           $    6,000           Bruce Molloy
          10,000           $   10,000           Larry & Gayla Johnson
          12,000           $   12,000           David Newman
          25,000           $   25,000           Michael Faletti, Jr.
           5,000           $    5,000           Robert Bradley
           2,250           $    2,250           Thomas G. Nixon
          20,000           $   20,000           Jonathan Sherman,
          25,000           $   25,000           William and Suzanne Knopf
         100,000           $  100,000           Alexander Withall Declaration fo
                                                Trust-  W. Knopf Trustee
          10,000           $   10,000           Bruce Molloy
          50,000           $   50,000           Christopher Jacobs
          10,000           $   10,000           Henry H. Moxley
           6,000           $    6,000           James H. Campbell
           2,750           $    2,750           Thomas and Linda Nixon
          25,000           $   25,000           Michael Pryblo
           5,000           $    5,000           James Iverson
          37,000           $   37,000           Paul Dragul
          30,000           $   30,000           David Kelley
           6,000           $    6,000           Cottonwood NB LLC

           2,800           $    2,800           Karen A. Baker
           5,000           $    5,000           Rodney J. Buhr
           5,000           $    5,000           Spyglass Capital Group LLC
           2,000           $    2,000           Samuel H. Rabin
          14,000           $   14,000           Ronald Cox
           5,000           $    5,000           Willie and Carol Love, Jr
          20,000           $   20,000           Steven A. Scalf
          10,000           $   10,000           Keil & Elizabeth Johnson
          10,000           $   10,000           Russel D. and Judith A. Noel
          20,000           $   20,000           Robert and Cynthia Toftoy
          50,000           $   50,000           Joan jacobson Trust
          50,000           $   50,000           James R. Stewart
           5,000           $    5,000           Irene A. Brown
           5,000           $    5,000           James Iverson
           3,000           $    3,000           Kenneth Knudson
         100,000           $  100,000           Dennis and MaryJo Gabriel
          20,000           $   20,000           Robert Scerbo
          50,000           $   50,000           Edward Vitko
          30,000           $   30,000           Falettiko Oil & Gas, LLc
          25,000           $   25,000           Mike Vitko
           7,000           $    7,000           Larry & Gayle Johnson
           5,000           $    5,000           Willie and Carol Love
           6,000           $    6,000           Vladimir Scerbo
          25,000           $   25,000           Robert Reynolds
          10,000           $   10,000           Bruce Theuerkauf Jr.
          35,000           $   35,000           Cain Griffin Group, Inc
          30,000           $   30,000           David. D. Duvick
          25,000           $   25,000           Caroline Justice
          10,000           $   10,000           Cottonwood NB LLC
          10,000           $   10,000           Steven A. Scalf
           2,250           $    2,250           Gary Lee Young
          30,000           $   30,000           David Kelley
          10,000           $   10,000           Sauney & Geraldine Pippin
          20,000           $   20,000           Steve Scalf
          30,000           $   30,000           Bernard Bols
          16,667           $   16,667           Breff Leasing
          33,334           $   33,334           Gary Underhill
          50,000           $   50,000           Bill Baber
          13,000           $   13,000           Debbie Hamen
           2,000           $    2,000           Bruce Theuerkauf Jr
          81,000           $   81,000           Dayspring Capital, LLC
          12,500           $   12,500           Tom Ness
           7,500           $    7,500           Robert Toftoy
           2,500           $    2,500           Edward Vitko
           2,500           $    2,500           Mike Vitko

From October 2012 through December 2012, we have shares of our common stock at a price of $2.25 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

          10,000           $   22,500           Tamar and Bruce Mar
          44,444           $   99,999           James R. Stewart
          40,000           $   90,000           Rich Sharpenter
              50           $      113           Kathie Hayes
             500           $    1,125           Maria Terrazas
           2,222           $    5,000           Tim L. Briggs
           1,000           $    2,250           Edward W. Sharpenter
           1,600           $    3,600           Rodney Buhr
          20,000           $   45,000           Alexander Withall/ Knopf
          20,000           $   45,000           Eric Hample
           9,955           $   22,399           Rich Sharpenter
              50           $      113           Ned  Sharpenter
              50           $      113           Becky sharpenter
              50           $      113           Nick Sharpenter
              50           $      113           Lindsey Sharpenter
              50           $      113           Lillian Sharpenter
              50           $      113           Marc Sharpenter
              50           $      113           Leanne Sharpenter
              50           $      113           Joanne Blincoe
              50           $      113           Jim Blincoe
              50           $      113           Todd  Blincoe
              50           $      113           Marie Blincoe
              50           $      113           Sophie Blincoe
              50           $      113           Emma Blincoe
              50           $      113           Tom Blincoe
              50           $      113           Judy Blincoe
              50           $      113           Jay Blincoe
              50           $      113           Emily Blincoe
             225           $      506           Trevor J. Buhr
















                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

From January 2013 through September 2013, we have shares of our common stock at a price of $3.00 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                 Name
--------------------------------------------------------------------------------

          20,000          $    60,000         Dr William R. King
          10,000          $    30,000         Ronney Ledford Jr. LLc
          10,000          $    30,000         Francis Construction
          10,000          $    30,000         Lorie J.and Josephine Mangham, Jr.
          10,000          $    30,000         Tim Dender
           1,034          $     3,102         Rich Sharpenter
           1,000          $     3,000         Karen Anderson Baker
          10,000          $    30,000         William & Joyce Babb
           6,665          $    19,995         Ronnie Cain
           7,000          $    21,000         William Stewart
              16          $        48         Rich Sharpenter
          16,667          $    50,001         Seth Sleezer IV
           8,333          $    24,999         Ronney Ledford Jr.
          66,667          $   200,001         Lester Ranew
          46,667          $   140,001         FNB Griffin Custodian for
                                              Individual IRA Timothy R. Dender
          10,000          $    30,000         FNB Griffin Custodian for
                                              individual IRA Linda Jordan
           2,000          $     6,000         Kenneth and Shirley Thompson
          13,334          $    40,002         Barry L. Jacobson
          26,667          $    80,001         James and Teresa Stewart
           8,334          $    25,002         Jared and Christina Adam
           3,333          $     9,999         Ronnie Can
           1,671          $     5,013         Patricia K. Huber
          10,000          $    30,000         Amanda Remington
          13,334          $    40,002         Arthur C. Krepps III
          10,000          $    30,000         C. Roan Berry
           1,500          $     4,500         Creative Solutions Invesments, LLC
           1,000          $     3,000         Darrell L & Mary A Gulseth JTWROS
          15,000          $    45,000         Herbert T. Sears
          20,000          $    60,000         James and Teresa Stewart
             500          $     1,500         Kelly Anderson
             500          $     1,500         Kirk Anderson
             500          $     1,500         Kyle Anderson
           3,500          $    10,500         Mitchell Gulseth
          20,000          $    60,000         Raymond Dender
          10,000          $    30,000         Richard Coleman Clements
           8,333          $    24,999         Ronny Ledford Jr.
          10,000          $    30,000         SCI Investments, LLC
           2,000          $     6,000         Star Net Investments, LLC
         100,000          $   300,000         Robert E. Long
          10,000          $    30,000         Timothy Dender


                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

             500          $     1,500         Kelly Anderson
             500          $     1,500         Kirk Anderson
             500          $     1,500         Kyle Anderson
             500          $     1,500         Marla Alstadt
          10,000          $    30,000         Amanda Remington
           8,333          $    24,999         Ronny Ledford Jr.
          10,000          $    30,000         Richard Coleman Clements
           1,500          $     4,500         Creative Solutions Invesments, LLC
           2,000          $     6,000         Star Set Investments, LLC
          20,000          $    60,000         Raymond Dender
          20,000          $    60,000         James and Teresa Stewart
           3,333          $    10,000         Ray & Betty Chally
          10,000          $    30,000         M&M Funding, LLC
          12,000          $    36,000         FNB Griffin Custodian for
                                              William C. Weldon IRA
          10,000          $    30,000         FNB Griffin Custodian for
                                              Wendy Williams IRA
          10,000          $    30,000         FNB Griffin Custodian for
                                              Lewis G. Sanders IRA
          10,000          $    30,000         FNB Griffin Custodian for
                                              William House Jr. IRA

SECURED CONVERTIBLE PROMISSORY NOTE OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed earlier in the document. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The offering was not fully subscribed and a total of $1,535,000 was raised.

          NOTEHOLDER                          AMOUNT OF THE NOTE
-----------------------------------------------------------------------
Tincup Oil and Gas , LLC (1)                                   $250,000
C. Roan Berry/Environtech Corp.                                $100,000
Timothy Dender                                                 $400,000
Dennis W. & Mary J. Gabriel                                     $60,000
Charles Jones                                                  $100,000
Estate of William King                                         $100,000
Estate of William King                                         $500,000
Caroline J. Fisher, Ph. D                                       $25,000
------------------------------------------------------------------------
(1) Mr. Ranew, a director of the Company, is a member of Tincup Oil and Gas, LLC.

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. We required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

SHARES ISSUED FOR COMPENSATION OR SERVICES

Since our inception in March 2012 through June 30, 2013, we have issued a total of 6,250,000 shares of our common stock in exchange for services to the individuals and the amounts set forth below.


 NUMBER OF SHARES     CONSIDERATION                      NAME
--------------------------------------------------------------------------------

     2,000,000           Services           W Edward Nichols (1)
     2,000,000           Services           Donald Walford (1)
        75,000           Services           Lisa Baird
       500,000           Services           William Young (1)
       750,000           Services           Marc Pindus
       150,000           Services           Michael Littman
        15,000           Services           Debbie Hamen
        15,000           Services           Joe Ford
        15,000           Services           Herb Sears
       200,000           Services           Hawkeye Oil and Gas Ventures LLC
        50,000           Services           William Baber
        10,000           Services           Joe Ford
       175,000           Services           Prabhas Panigrahi
        25,000           Services           Paul Dragul (1)
       270,000           Services           Maxim Group Inc.


MATERIAL RELATIONSHIPS

(1) Director/Officer

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by us of the unregistered securities listed immediately above were made by us in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------
-------------- ------------------------------------------------------------------------ ---------------------------
 EXHIBIT NO.                                 DESCRIPTION
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).1         Articles of Incorporation of Three Forks, Inc. - 3/28/12                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).2         Articles of Organization of Three Forks No. 1, LLC - 11/8/2012           (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).3         Articles of Incorporation of Three Forks Operating Company, Inc. -       (1)
               1/2/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).4         Articles of Amendment - Name Change to TFI Operating Company, Inc. -     (1)
               2/8/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).5         Articles of Organization of Three Forks LLC No. 2 - 12/4/2013            (2)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).1        Bylaws of Three Forks, Inc.                                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).2        Bylaws of TFI Operating Company (fka Three Forks Operating Company,      (1)
               Inc.)
-------------- ------------------------------------------------------------------------ ---------------------------
5.1            Opinion re: Legality                                                     (2)
-------------- ------------------------------------------------------------------------ ---------------------------
10.1           Employment Agreement, Donald Walford                                     (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.2           Amendment to Employment Agreement, Donald Walford                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.3           Consulting Agreement with W. Edward Nichols                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.4           Amendment to Consulting Agreement with W. Edward Nichols                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.5           Employment Agreement, Charles Pollard                                    (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.6           Operating Agreement of Three Forks No. 1, LLC                            (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.7           Amendment to Operating Agreement of Three Forks No. 1, LLC               (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.8           Certificate of Designation of Class A Convertible Preferred Stock        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.9           Stock Option Plan                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.10          Farmout Agreement                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.11          Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12   (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.12          Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three         (2)
               Forks, Inc. 2/27/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.13          Blue Quail, Ltd. Participation Agreement 4/8/13                          (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.14          1st Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc. 4/30/13
-------------- ------------------------------------------------------------------------ ---------------------------

                                      -13-

10.15          2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.16          3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.17          4th Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.18          Form of Convertible Promissory Note & Mortgage, Security and Pledge      (4)
               Agreement
-------------- ------------------------------------------------------------------------ ---------------------------
10.19          Operating Agreement of Three Forks LLC No. 2                             (2)
-------------- ------------------------------------------------------------------------ ---------------------------
23.1           Consent of Attorney                                                      (2)
-------------- ------------------------------------------------------------------------ ---------------------------
23.2           Consent of Independent Registered Public Accounting Firm                 Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.1           Archer County, Texas picture, page 26                                    (2)
-------------- ------------------------------------------------------------------------ ---------------------------
99.2           Pink Project, Pottawatamie County, Oklahoma picture, page 27             (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.INS        XBRL Instance Document                                                   (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.SCH        XBRL Taxonomy Extension Schema Document                                  (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.CAL        XBRL Taxonomy Extension Calculation Linkbase Document                    (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.DEF        XBRL Taxonomy Extension Definition Linkbase Document                     (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.LAB        XBRL Taxonomy Extension Label Linkbase Document                          (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------
101.PRE        XBRL Taxonomy Extension Presentation Linkbase Document                   (2)(3)
-------------- ------------------------------------------------------------------------ ---------------------------

(1) Incorporated by reference from the exhibits included in the Company's Form 10-12g/A filed with the Securities and Exchange Commission (www.sec.gov), filed October 29, 2013.

(2)  Incorporated by reference from the exhibits  included in the Company's Form
     10-12G/A  No.  2  filed  with  the  Securities   and  Exchange   Commission
     (www.sec.gov), filed January 31, 2014.

(3) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

(4)  Incorporated by reference from the exhibits  included in the Company's Form
     10-12G/A  No.  3  filed  with  the  Securities   and  Exchange   Commission
     (www.sec.gov), filed February 18, 2014.

ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on February 18, 2014.

                                THREE FORKS, INC.


/s/ W. Edward Nichols                                         February 18, 2014
----------------------------------------------------------
W. Edward Nichols
(Chief Executive Officer and Principal Accounting Officer
and Principal Executive Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols                                         February 18, 2014
----------------------------------------------------------
W. Edward Nichols, Chairman of the Board of  Directors

/s/ Charles W. Pollard                                        February 18, 2014
----------------------------------------------------------
Charles W. Pollard, Director

/s/ William F. Young                                          February 18, 2014
----------------------------------------------------------
William F. Young, Director

/s/ Paul Dragul                                               February 18, 2014
----------------------------------------------------------
Paul Dragul, Director